                                                                    Exhibit 99.1

CONTACT:

LONE STAR STEAKHOUSE & SALOON, INC.
Rubenstein Associates, Inc.
Marcia Horowitz
(212) 843-8014

LONE STAR FUNDS
Ed Trissel
Vistance Group
212.935.2071

             LONE STAR STEAKHOUSE & SALOON, INC. ANNOUNCES AGREEMENT
                        TO BE ACQUIRED BY LONE STAR FUNDS

          Wichita, Kansas, August 18, 2006 - Lone Star Steakhouse & Saloon, Inc.
(Nasdaq: STAR) announced today that it had signed a definitive agreement to be acquired by affiliates of Lone Star Funds, a Dallas-based private equity firm, for $27.10 per share in cash, a 15% premium to its closing price on August 17,
2006. The total value of the transaction is over $600 million.

          The Board of Directors of Lone Star Steakhouse & Saloon approved the agreement in a special meeting today. The transaction is subject to stockholder approval and other customary conditions and is expected to be completed during the fourth quarter of 2006.

          In making the announcement, Jamie B. Coulter, Chief Executive Officer of Lone Star Steakhouse & Saloon, said, "We are pleased with the terms of this transaction and believe it is in the best interests of the Company's stockholders."

         Len Allen,  President of Lone Star Funds' U.S.  operations,  said,  "We have a history of buying  well-known  consumer  brands and we believe  Lone Star
Steakhouse & Saloon is a great addition to our portfolio."

          A special meeting of stockholders of Lone Star Steakhouse & Saloon will be announced soon to obtain stockholder approval of the transaction. In view of the pending transaction, Lone Star Steakhouse & Saloon does not anticipate paying a cash dividend for the 2006 third quarter, but intends to subsequently pay this dividend to its stockholders if for any reason the transaction is not consummated.

          North Point Advisors LLC and Thomas Weisel Partners LLC are serving as financial advisors to Lone Star Steakhouse & Saloon and Piper Jaffray & Co. is
serving as financial advisor to Lone Star Funds. Olshan Grundman Frome
Rosenzweig & Wolosky LLP and Jenkens & Gilchrist, P.C. acted as legal advisors to Lone Star Steakhouse & Saloon and Lone Star Funds, respectively.

         About Lone Star Steakhouse & Saloon, Inc.

          Lone Star Steakhouse & Saloon currently owns and operates 222 domestic
Lone Star Steakhouse & Saloon restaurants, 15 Sullivan's Steakhouse restaurants, five Del Frisco's Double Eagle Steak House restaurants, one Frankie's Italian
Grille restaurant and 22 Texas Land & Cattle Steak House restaurants. Licensees operate four domestic and 13 international Lone Star restaurants, and one domestic Del Frisco's Double Eagle Steak House restaurant.

         About Lone Star Funds

          Lone Star Funds, based in Dallas, is a leading U.S. private equity firm that manages more than USD $13 billion in assets and investments in North
America, Europe and Asia.

          This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Although the
Company believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in this press release will prove to be accurate.

          In connection with the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND
SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES
AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission's web
site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company,
Attention: Gerald T. Aaron, Secretary, Lone Star Steakhouse & Saloon, Inc., 224
East Douglas, Suite 700, Wichita, Kansas 67202, Telephone: (316) 264-8899.

          The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of Company's participants in the solicitation is set forth in the Company's proxy statements and Annual
Reports on Form 10-K, previously filed with the Securities and Exchange
Commission, and in the proxy statement relating to the transaction when it becomes available.